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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


          We consent to the use in this Amendment No. 2 to Registration Statement No. 333-88389 of IMPSAT Fiber Networks, Inc. of our report dated March 12, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-----------------------------

Certified Public Accountants

Miami, Florida

January 28, 2000